Exhibit 99.3

Ionetix Corporation

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Table of Contents

Page
Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and 2025	F-3
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the three months ended March 31, 2026 and 2025	F-4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2026 and 2025	F-5
Notes to Condensed Consolidated Financial Statements	F-6

Ionetix Corporation

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash	$129	$279
Accounts receivable, net	1,329	1,253
Inventory, net	207	293
Prepaid expenses and other current assets	644	570
Total current assets	2,309	2,395
Inventory, non-current	3,143	3,096
Property and equipment, net	26,353	27,214
Leases right-of-use assets	1,311	1,431
Other non-current assets	1,398	848
Total assets	$34,514	$34,984
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$6,182	$6,773
Accrued expenses and other current liabilities	2,959	1,990
Short-term debt	6,490	5,753
Short-term operating lease liabilities	407	440
Total current liabilities	16,038	14,956
Long-term liabilities
Operating lease liabilities, non-current	905	993
SAFE liability	—	4,086
Other non-current liabilities	2,423	2,601
Total long-term liabilities	3,328	7,680
Total liabilities	$19,366	$22,636
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, $0.0001 par value;
Authorized shares: 157,039,424 shares as of March 31, 2026 and December 31, 2025. Issued and outstanding shares: 149,616,222 and 145,182,811 shares as of March 31, 2026 and December 31, 2025, respectively. Aggregate liquidation preference of $173,245 and $167,038 as of March 31, 2026 and December 31, 2025, respectively.	197,867	191,199
Stockholders’ deficit
Common stock, $0.0001 par value;
Authorized shares: 219,481,484 shares as of March 31, 2026 and December 31, 2025. Issued and outstanding shares: 29,442,072 and 26,163,296 shares as of March 31, 2026 and December 31, 2025, respectively.	3	3
Additional paid-in capital	10,782	7,709
Accumulated deficit	(193,504)	(186,563)
Total stockholders’ deficit	(182,719)	(178,851)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$34,514	$34,984

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,071	$2,590
Operating expenses
Cost of revenue	1,497	2,090
Selling, general and administrative	2,904	2,882
Research and development	702	1,347
Total operating expenses	5,103	6,319
Loss from operations	(4,032)	(3,729)
Interest expense, net	(374)	(780)
Other income (expense), net	(2,535)	2,118
Loss before provision for income taxes	(6,941)	(2,391)
Provision for income taxes	—	—
Net loss	$(6,941)	$(2,391)
Weighted-average shares used in computing net loss per share attributable to common stockholders	29,292,167	25,157,539
Net loss per share attributable to common stockholders basic and diluted	$(0.24)	$(0.10)

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited, amounts in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance December 31, 2025	145,182,811	$191,199	26,163,296	$3	$7,709	$(186,563)	$(178,851)
Net Loss	—	—	—	—	—	(6,941)	(6,941)
Conversion of SAFEs to Series F redeemable convertible preferred stock	4,433,411	6,668	—	—	—	—	—
Exercise of stock options	—	—	639,738	—	100	—	100
Issuance of common stock warrants	—	—	—	—	2,822	—	2,822
Exercise of common stock warrants	—	—	2,639,038	—	26	—	26
Stock-based compensation	—	—	—	—	125	—	125
Balance March 31, 2026	149,616,222	$197,867	29,442,072	$3	$10,782	$(193,504)	$(182,719)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance December 31, 2024	100,608,468	$104,634	24,788,845	$2	$3,474	$(146,892)	$(143,416)
Net Loss	—	—	—	—	—	(2,391)	(2,391)
Issuance of common stock warrants	—	—	—	—	121	—	121
Exercise of stock options	—	—	8,125	—	3	—	3
Stock-based compensation	—	—	—	—	183	—	183
Balance March 31, 2025	100,608,468	$104,634	24,796,970	$2	$3,781	$(149,283)	$(145,500)

The accompanying notes are an integral part of these condensed consolidated financial statement

Ionetix Corporation

Condensed Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,941)	$(2,391)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	916	810
Amortization of operating right-of-use assets	121	114
Stock-based compensation	125	183
Amortization of debt discount and issuance costs	235	90
Provision for inventory reserve	107	—
Change in fair value of SAFE liability	134	(2,114)
Change in fair value of derivative liabilities	21	3
Change in fair value of warrant liability	(72)	(7)
Non-cash loss on issuance of SAFEs and common stock warrants	2,217	—
Loss on abandoned financing transaction	345	—
Other	3	(35)
Changes in operating assets and liabilities:
Accounts receivable, net	(76)	(383)
Inventory, net	(57)	673
Prepaid expenses and other assets	(119)	(197)
Accounts payable	690	264
Accrued expenses and other liabilities	259	(1,277)
Operating lease liabilities	(121)	(118)
Net cash used in operating activities:	(2,213)	(4,385)
Cash flows from investing activities:
Purchases of property and equipment	(1,483)	(838)
Net cash used in investing activities	(1,483)	(838)
Cash flows from financing activities:
Proceeds from issuance of SAFEs	2,448	137
Proceeds from exercise of stock options	100	3
Proceeds from exercise of common stock warrants	26	—
Proceeds from short-term debt, net of issuance costs	831	—
Proceeds from related party advances	360	—
Repayment of related party advances	(30)	—
Repayment on short-term debt	(9)	—
Repayment on term loan	—	(26)
Payment for deferred transaction costs	(180)	—
Net cash provided by financing activities	3,546	114
Net decrease in cash and restricted cash	(150)	(5,109)
Cash and restricted cash, beginning of period	432	5,338
Cash and restricted cash, end of period	$282	$229
Components of cash and restricted cash
Cash	129	64
Restricted cash in prepaid expenses and other current assets	12	12
Restricted cash, non-current in other non-current assets	141	153
Total cash and restricted cash	282	229
Supplemental cash flow disclosure:
Cash paid for income taxes	$—	$12
Cash paid for interest	$—	$261
Non-cash investing and financing activities:
Property and equipment included in accounts payable	$3,069	$1,168
Issuance of preferred stock upon conversion of SAFEs	$6,668	$—
Issuance of common stock warrants in connection with issuance of SAFEs and promissory notes	$2,822	$121
Conversion of related party advance into promissory note	$330	$—
Transfer of inventory to property and equipment	$35	$—
Asset retirement obligations incurred and capitalized	$6	$53
Deferred transaction costs incurred but unpaid at period-end	$726	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

1.	Description of Business

Organization and Business

Ionetix Corporation (the “Company” or “Ionetix”) is a cyclotron technology platform company providing full-service radioisotope production and end-to-end radiopharmaceutical manufacturing solutions. With its proprietary compact superconducting cyclotron technology, the Company manufactures short-lived diagnostic radioisotopes used in positron emission tomography imaging. The Company also manufactures therapeutic radioisotopes for targeted alpha therapy (“TAT”), an emerging cancer therapy utilizing alpha radionuclides. TAT delivers high-energy alpha particles to cancer cells and the tumor microenvironment to treat cancer while preserving healthy tissue.

The Company was incorporated in the state of Delaware on December 28, 2009, and maintains its principal office in Lansing, Michigan.

Merger

On April 9, 2026, the Company entered into an agreement and plan of merger and reorganization (the "Merger Agreement") with JDEV Acquisition Corp. ("JDEV"), and JDEV Merger Subsidiary, Inc., a wholly-owned subsidiary of JDEV ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of JDEV (the "Merger"). As further discussed in Note 17, Subsequent Events, the Merger closed on April 9, 2026.

Liquidity

The Company has incurred net losses from operations since inception, including $6.9 million and $2.4 million for the three months ended March 31, 2026 and 2025, respectively, and has an accumulated deficit of $193.5 million as of March 31, 2026. The Company has $282 in cash and restricted cash as of March 31, 2026.

On April 9, 2026, the Company completed the Merger described in Note 17, Subsequent Events. In connection with the closing of the Merger, the Company raised $29.7 million in net proceeds from a private placement financing, after deducting placement agent fees and commissions. The Company expects to fund its projected operating requirements through a combination of existing cash, the net proceeds from the private placement financing described above, anticipated revenues from its products and services, and additional financing activities.

The Company expects to continue to incur losses and negative cash flows for the foreseeable future as it continues to invest in research and development, manufacturing, sales and marketing efforts, and site deployment activities to support the growth of its business. If the Company does not perform in line with its operating plan, its capital resources may be depleted more rapidly than expected, and the Company may need to obtain additional financing sooner than anticipated. There can be no assurance that such financing will be available on acceptable terms, or at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these condensed consolidated financial statements are issued. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information and include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal year or any future period.

Significant Accounting Policies

The Company’s significant accounting policies, including the recent accounting pronouncements adopted and recently issued accounting standards not yet adopted, are described in Note 2 of the “Basis of Presentation and Summary of Significant Accounting Policies” to the audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2026. There have been no material changes to these policies during the three months ended March 31, 2026.

Segment Reporting

The Company operates as a single operating and reportable segment. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of financial performance review and allocation of resources. Net loss is the primary measure of segment profit or loss that the CODM reviews when assessing consolidated performance. Revenue from customers and significant segment expenses are presented in the Company's condensed consolidated statements of operations. The CODM does not evaluate segment performance using balance sheet information. All of the Company’s long-lived assets and revenue are concentrated in the United States.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the Company’s condensed consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions including, but not limited to determination of allowance for credit losses, valuation of inventory, valuation and estimated useful life long-lived assets, valuation of SAFE liability, valuation of derivative liability, valuation of common stock and preferred stock warrants, stock-based compensation, the incremental borrowing rate applied to leases, and income tax related estimates. Actual results could differ materially from those estimates.

Deferred Transaction Costs

Deferred transaction costs consist of legal, accounting, placement agent fees, and other direct and incremental costs incurred in connection with the Company's reverse recapitalization transaction. Such costs are deferred and capitalized until the completion of the transaction, at which time they will be recorded as additional paid-in capital. In the event the transaction is not completed, the deferred transaction costs would be expensed in the period the transaction is determined to be no longer probable.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

During the three months ended March 31, 2026, the Company incurred $906 of transaction costs related to the reverse recapitalization, which were capitalized and included within other non-current assets on the condensed consolidated balance sheets as of March 31, 2026. No transaction costs were incurred during the three months ended March 31, 2025.

Significant Customers

The following table summarizes customers that accounted for 10% or more of revenue or accounts receivable:

	Revenue		Accounts Receivable
	Three Months Ended March 31,		As of March 31,	As of December 31,
	2026	2025	2026	2025
Customer A	36%	10%	20%	20%
Customer B	25%	14%	53%	49%
Customer C	18%	*	14%	18%
Customer D	17%	*	10%	11%
Customer E	*	62%	*	*

*	Represents less than 10%

Accounts Receivable, Net

Accounts receivable are stated net of an allowance for credit losses. The following table summarizes accounts receivable, net (in thousands):

	March 31, 2026	December 31, 2025
Gross accounts receivable	$1,329	$3,382
Allowance for credit losses	—	(2,129)
Accounts receivable, net	$1,329	$1,253

The allowance for credit losses is estimated using historical collection experience, the aging of receivables, customer-specific information, current economic conditions, and management's expectations regarding collectability. Receivables sharing similar risk characteristics are evaluated collectively, while receivables exhibiting specific credit risk indicators are evaluated individually.

No provision for credit losses was recognized during the three months ended March 31, 2026 or March 31, 2025.

Revenue Recognition

The Company recognizes revenue when control of goods or services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled. Revenue is recognized either at a point in time or over time depending on the nature of the performance obligation.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The Company generates revenues primarily from (i) diagnostic drug and medical radioisotopes sales, (ii) cyclotron system sales (including installation, acceptance and spare parts), and (iii) consulting services and system support services.

The following table presents revenue disaggregated by major product and service lines for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Diagnostic drug and medical radioisotopes sales	$1,071	$990
Cyclotron system sales	—	1,600
Total	$1,071	$2,590

The Company’s performance obligations are typically part of contracts that have an original expected duration of one year or less. As such, the Company does not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially satisfied) as of the end of the reporting period. The Company did not record any revenue related to performance obligations satisfied (or partially satisfied) during the three months ended March 31, 2026 and 2025.

Other income (expense), net

Other income (expense) , net consists of changes in the fair value of the Company's financial instruments measured at fair value, including the SAFE liability, preferred stock warrant liability, and derivative liabilities, losses recognized upon the issuance of equity-classified instruments where the aggregate fair value of instruments issued exceeds the proceeds received, and other non-operating gains and losses incidental to the Company's primary business activities. Changes in fair value of these instruments are recognized immediately in earnings as a component of other income (expense) , net in the condensed consolidated statements of operations.

3.	Fair Value Measurement

Certain assets and liabilities are carried at fair value. Fair value is defined as the price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value require the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy distinguishes between market participant assumptions based on market data from independent sources (observable inputs) and an entity’s own assumptions based on the best information available (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to observable inputs (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the hierarchy are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 – Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Level 3 – Valuations based on inputs that are supported by little or no market activity that are significant to determining the fair value of assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

The Company’s financial liabilities measured at fair value on a recurring basis consist of SAFE liability, preferred stock warrant liabilities, and derivative liabilities. Cash, accounts receivable, accounts payable, and accrued expenses and other current liabilities are carried at amounts that approximate fair value due to the short-term nature of these instruments.

The following table sets forth, by level, within the fair value hierarchy, the financial liabilities carried at fair value on a recurring basis:

	Fair value measurements as of
	March 31, 2026
	Level 1	Level 2	Level 3	Total
Warrant liability	$—	$—	$99	$99
Derivative liability	—	—	132	132
Total	$—	$—	$231	$231

	Fair value measurements as of
	December 31, 2025
	Level 1	Level 2	Level 3	Total
SAFE liability	$—	$—	$4,086	$4,086
Warrant liability	—	—	171	171
Derivative liability	—	—	111	111
Total	$—	$—	$4,368	$4,368

All recurring fair value measurements are classified within Level 3 due to the use of significant unobservable inputs. During the three months ended March 31, 2026 and 2025, there were no transfers or reclassifications between fair value measurement levels of assets or liabilities.

SAFE Liability

As discussed in Note 7, the Company determined that its SAFEs are freestanding financial instruments and classified them as liabilities. The Company measures the SAFEs at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. On March 31, 2026, all remaining outstanding SAFEs converted into 4,433,411 shares of Series F redeemable convertible preferred stock. Accordingly, no SAFE liability remained outstanding as of March 31, 2026. See Note 7 for additional information.

Preferred Stock Warrant Liability

In connection with the 2023 Term Loan, the Company issued to the term loan investor warrants to purchase shares of the Company’s preferred stock (the “Preferred Stock Warrants”), as described in Note 5, Short-term Debt. The Preferred Stock Warrants are classified as a liability and were initially measured at fair value on the date of issuance. The Preferred Stock Warrant liability is subsequently remeasured to fair value at each reporting date while the warrants remain outstanding.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The following assumptions were used in the valuation of preferred stock warrant liability as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Volatility	58%	84%
Dividend Yield	—	—
Contractual life (in years)	6.9	7.2
Risk free rate	4.3%	3.9%

Derivative Liability

Derivative liabilities consist of make-whole provisions associated with the October 31, 2025 Conversion Agreement and SAFE conversion (see Note 6, Convertible Notes and Note 7, SAFE Liability). These derivative liabilities are remeasured to fair value at each reporting date. Key valuation input includes as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Risk free rate	3.7%	3.6%
Volatility	51.2%	43.5%
Expected term (in years)	0.25	0.33

The following table presents a roll-forward of the aggregate fair values of the Company’s Level 3 financial liabilities for the three months ended March 31, 2026 and 2025:

	SAFE liability	Warrant liability	Derivative liability
Balance as of December 31, 2025	$4,086	$171	$111
Issuances	2,448	—	—
Change in fair value	134	(72)	21
Settlement	(6,668)	—	—
Balance as of March 31, 2026	$—	$99	$132

The change in fair value of SAFEs liabilities, preferred stock warrant liability, and derivative liability is included in other income (expense), net in the condensed consolidated statements of operations.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

4.	Condensed Consolidated Balance Sheets Details

Inventory, Net

Inventory consists of sub-assemblies, components, and raw materials, and work-in-process. Inventory not expected to be sold or consumed within one year, including inventory expected to be capitalized into property and equipment as cyclotron systems are completed, is classified as inventory, non-current. The composition of inventory, non-current as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Sub-assemblies, components, and raw materials	$2,358	$2,211
Work-in-process	1,690	1,683
Inventory, non-current, gross	$4,048	$3,894
Less: allowance for inventory obsolescence	(905)	(798)
Inventory, non-current	$3,143	$3,096

The Company maintains an allowance for inventory obsolescence to reduce the carrying value of slow-moving, obsolete, or damaged inventory to its estimated net realizable value. The allowance is based on historical write-offs, current inventory aging, and management’s assessment of future demand. No allowance for inventory obsolescence was recorded against inventory included in total current assets during the three months ended March 31, 2026 or March 31, 2025.

Activity in the allowance for inventory obsolescence, related solely to inventory, non-current was as follows:

Amount
Balance as of December 31, 2025	$798
Provision charged to cost of revenue	107
Balance as of March 31, 2026	$905

No provision for inventory obsolescence was charged to cost of revenue for the three months ended March 31, 2025.

Prepaid Expenses and Other Current Assets

The composition of prepaid expenses and other current assets as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Inventory deposits	$389	$435
Prepaid insurance	115	—
Prepaid software subscriptions	75	52
Other prepaid expenses and other current assets	65	83
Total	$644	$570

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Property and Equipment, Net

The composition of property and equipment, net as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Specialized Technical Equipment	$9,393	$9,393
Production and laboratory equipment	7,243	7,198
Computer equipment	319	319
Computer software	302	302
Leasehold improvements	13,765	13,760
Construction in progress	8,452	8,452
Total property and equipment	39,474	39,424
Less accumulated depreciation	(13,121)	(12,210)
Property and equipment, net	$26,353	$27,214

Construction in progress represents costs incurred for leasehold improvements and a cyclotron system that were not substantially complete and ready for their intended use as of March 31, 2026 and December 31, 2025. Construction in progress includes direct costs of acquisition, installation, and other expenditures necessary to bring the assets to the condition necessary for their intended use. No depreciation is recorded on construction in progress until the related assets are substantially complete and placed into service.

Depreciation expense was $912 and $806 for the three months ended March 31, 2026 and March 31, 2025, respectively.

Accrued Expenses and Other Current Liabilities

The composition of accrued expenses and other current liabilities as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Accrued compensation and benefits	$827	$569
Accrued interest	765	390
Customer deposits	600	600
Other accrued expenses and other current liabilities	767	431
Total	$2,959	$1,990

Other Non-Current Liabilities

The composition of other non-current liabilities as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Customer deposits	$1,000	$1,000
Government grant obligation	750	750
Asset retirement obligation	574	568
Other	99	283
Total	$2,423	$2,601

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

5.	Short-term Debt

2023 Term Loan and Warrants

In February 2023, the Company entered into a term loan agreement with a principal amount of $5.5 million (the “2023 Term Loan”), bearing interest at 17% per annum with an existing investor of the Company who is a related party. See Note 16 for additional information regarding related party transactions. The 2023 Term Loan matures in May 2026, as amended. Interest is payable at maturity.

In connection with the issuance of the 2023 Term Loan, the Company issued 220,000 warrants to purchase shares of Series F redeemable convertible preferred stock at an exercise price of $1.40 per share (the “Preferred Stock Warrants”). The Preferred Stock Warrants expire in February 2033. The Preferred Stock Warrants are classified as a liability and are remeasured at fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations (see Note 3 Fair Value Measurement). In August 2025, the investor exercised 110,000 of the Preferred Stock Warrants. As of March 31, 2026 and December 31, 2025, there were 110,000 Preferred Stock Warrants outstanding, respectively.

In connection with subsequent amendments, the Company issued an aggregate of 1,250,000 common stock warrants, which are equity classified and were recorded as a debt discount amortized to interest expense over the remaining term of loan at the time of each amendment.

The outstanding principal balance was $5.5 million at March 31, 2026 and December 31, 2025, respectively. Accrued interest was $427 and $164 as of March 31, 2026 and December 31, 2025, respectively. The unamortized debt discount was $66 and $187 as of March 31, 2026 and December 31, 2025, respectively. Total interest expense, including amortization of the debt discount, was $548 and $287 for the three months ended March 31, 2026 and 2025, respectively.

Promissory Notes

In April 2025, the Company issued an unsecured promissory note to a board member in the principal amount of $440. The note bears interest at 11% per annum and matures on April 9, 2026. Interest is payable at maturity, and all unpaid principal and accrued interest are due on the maturity date.

In March 2026, the Company entered into note purchase agreements with the same board member and issued (i) an unsecured promissory note in the principal amount of $330, arising from the conversion of a related party advance, bearing interest at 11% per annum and maturing on March 1, 2027, (ii) an unsecured promissory note in the principal amount of $200, bearing interest at 11% per annum and maturing on March 12, 2027, and (iii) an unsecured promissory note in the principal amount of $375, bearing interest at 15% per annum and maturing on April 24, 2026. This promissory note included warrants to purchase 300,000 shares of the Company's common stock with an exercise price of $0.01 per share. The common stock warrants are equity classified. The fair value of the warrants at issuance was recorded as a debt discount against the related promissory note and is amortized to interest expense over the term of the note. The warrants had an aggregate fair value of $430.

In March 2026, the Company also issued an unsecured promissory note in the principal amount of $150 to an existing investor, bearing interest at 15% per annum and maturing on April 30, 2026, with warrants to purchase 120,000 shares of the Company's common stock at an exercise price of $0.01 per share. The common stock warrants issued in connection with the promissory notes are equity classified and were recorded as a debt discount amortized to interest expense over the respective terms of the notes. The warrants had an aggregate fair value of $175.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

As of March 31, 2026 and December 31, 2025, the outstanding principal balance of the promissory notes was $1.5 million and $0.4 million, respectively. Accrued interest totaled $54 and $40 as of March 31, 2026 and December 31, 2025, respectively, and was included in accrued expenses and other current liabilities on the condensed consolidated balance sheets. Total interest expense related to the promissory notes, including amortization of the debt discount, was $139 and $0 for the three months ended March 31, 2026 and 2025, respectively.

Financing Agreements

In March 2026, the Company entered into two financing agreements with an unrelated third party with aggregate principal amounts of $62 and $44. The agreements bear interest at 8.2% and 8.3% per annum, respectively, and mature on November 1, 2026. As of March 31, 2026 the outstanding principal balance of the financing agreements was $106 and was classified as short-term debt on the condensed consolidated balance sheets. Interest expense was not material for the three months ended March 31, 2026.

Repayment of short-term debt

All outstanding short-term debt agreements, including accrued interest, were repaid in connection with the closing of the Merger in April 2026. Refer to Note 17, Subsequent Events, for additional information.

6.	Convertible Notes

2023 Notes and 2024 Note

During 2023 and 2024, the Company issued unsecured convertible promissory notes with aggregate principal amounts of $10.0 million each (the “2023 Notes” and “2024 Note,” respectively). The 2024 Note included an embedded conversion feature that was bifurcated and accounted for as a derivative liability, remeasured to fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations.

On October 31, 2025, the Company and the holders entered into a conversion agreement pursuant to which all outstanding principal and accrued interest were converted into shares of Series F redeemable convertible preferred stock at $1.40 per share. The Company accounted for the transaction as a debt extinguishment. Upon conversion, the embedded conversion feature derivative was remeasured to fair value immediately prior to conversion and extinguished. As a result, there were no outstanding balances related to the 2023 Notes, the 2024 Note, or the related embedded derivative as of March 31, 2026 or December 31, 2025.

No interest expense was recognized on the 2023 Notes or 2024 Note during the three months ended March 31, 2026. Interest expense related to the 2023 Notes and 2024 Note was $207 and $197, respectively, for the three months ended March 31, 2025. No change in fair value of the embedded conversion feature was recognized during the three months ended March 31, 2026 as the derivative was extinguished on October 31, 2025. The Company recognized a change in fair value of $3 on the embedded conversion feature during the three months ended March 31, 2025.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Make-Whole Provision

The Conversion Agreement includes a one-time make-whole provision that may require the Company to issue additional shares of Series F redeemable convertible preferred stock if the price per share in the Company’s next equity financing is below a stated threshold. The Company determined that the make-whole provision represents a derivative liability. The derivative liability was initially recorded at its estimated fair value on October 31, 2025 of $1.0 million and is remeasured at fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations. The fair value of the make-whole derivative liability was $48 and $40 as of March 31, 2026 and December 31, 2025, respectively. The Company recognized a change in fair value of $8 during the three months ended March 31, 2026. No change in fair value was recognized during the three months ended March 31, 2025 as the make-whole provision did not exist prior to October 31, 2025. As further discussed in Note 17, Subsequent Events, in connection with the closing of the Merger, the make-whole derivative liability was derecognized in its entirety in April 2026.

7.	SAFE Liability

Since inception, the Company has issued Simple Agreements for Future Equity (“SAFEs”) to multiple investors for aggregate principal proceeds of $45.7 million. The SAFE holders are entitled to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event. In the event of a liquidity or dissolution event, the SAFEs provide for settlement in accordance with their contractual terms. The SAFEs grant holders the right to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event at a 15% discount to the price per share paid by other investors in such financing.

The Company determined that the SAFEs are freestanding financial instruments and are classified as liabilities, as the SAFEs represent an obligation to issue a variable number of shares for a fixed monetary amount. The SAFEs are initially recorded at fair value upon issuance and subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in the condensed consolidated statements of operations. Issuance costs related to the SAFEs are expensed as incurred.

During the three months ended March 31, 2026 and 2025, the Company issued SAFEs with aggregate proceeds of $2.4 million and $0.1 million, respectively. All SAFEs issued during the three months ended March 31, 2026 included common stock warrant coverage. The warrants are equity classified. The SAFE liability and the warrants were recorded at their respective fair values on the issuance date, with $2.4 million and $2.2 million allocated to the SAFE liability and the warrants, respectively. Any excess of the aggregate fair value of the instruments issued over the proceeds received was recognized as an upfront loss of $2.2 million and included in other income (expense), net in the condensed consolidated statements of operations during the three months ended March 31, 2026. No SAFEs with common stock warrant coverage were issued during the three months ended March 31, 2025. The Company recognized a loss on change in fair value of the SAFE liability of $134 and a gain of $2.1 million during the three months ended March 31, 2026 and 2025, respectively.

Election to Convert SAFEs

On October 31, 2025, holders of SAFEs with an aggregate carrying value of $50.7 million elected to settle their SAFEs into shares of the Company’s Series F redeemable convertible preferred stock at a conversion price of $1.40 per share. The Company accounted for the transaction as an extinguishment of the SAFE liability and, in connection with the conversion, recognized a freestanding make-whole derivative liability as described below.

On March 31, 2026, holders of all remaining outstanding SAFEs converted into shares of the Company's Series F redeemable convertible preferred stock at $1.40 per share. The SAFE liability was remeasured to fair value immediately prior to conversion, and the Series F redeemable convertible preferred stock was recorded at an amount equal to that fair value. No additional gain or loss was recognized upon conversion. As a result, no SAFE liability remained outstanding as of March 31, 2026.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Make-Whole Provision

In connection with the October 31, 2025 SAFE conversion, the Company granted a one-time make-whole right to the converted investors. No make-whole provision was granted in connection with the March 31, 2026 SAFE conversion. The Company determined that the make-whole provision represents a freestanding derivative liability. The derivative liability was initially recorded at its estimated fair value of $1.9 million on October 31, 2025 and is subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in the condensed consolidated statements of operations. The fair value of the derivative liability related to the make-whole provision was $84 and $71 as of March 31, 2026 and December 31, 2025. The Company recognized a change in fair value of $13 for the three months ended March 31, 2026. As further discussed in Note 17, Subsequent Events, in connection with the closing of the Merger, the make-whole derivative liability was derecognized in its entirety in April 2026.

Contingent Equity Arrangement Associated with a SAFE

In connection with a SAFE issued in 2023, the Company entered into an arrangement that provided the investor with the right to receive a warrant upon the occurrence of certain future events. The Company previously concluded that no present obligation existed under this arrangement prior to the resolution of the applicable contingencies and, accordingly, no amount had been recognized in the Company’s historical financial statements. As further discussed in Note 17, Subsequent Events, the Company settled this arrangement in April 2026.

8.	Operating Leases

The Company leases various facilities under operating leases. Leased facilities include manufacturing facilities, radiopharmaceutical production facilities, and office spaces. The Company combines lease and non-lease components, therefore there is no allocation of lease payments to non-lease components. Short-term leases with an initial term of 12 months or less are recognized on a straight-line basis over the lease term.

The components of total lease costs for operating leases during the three months ended March 31, 2026 and 2025 were as follows:

	Three Months Ended March 31,
	2026	2025
Operating lease cost	$144	$137
Variable lease cost	36	23

The supplemental cash flow information related to operating leases during the three months ended March 31, 2026 and 2025 were as follows:

	Three Months Ended March 31,
	2026	2025
Cash payment for operating lease	$144	$141
Operating lease liabilities arising from obtaining new operating lease ROU assets during the period	—	164

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The weighted-average remaining lease terms and discount rates for operating leases as of March 31, 2026 and 2025 were as follows:

	March 31, 2026	March 31, 2025
Weighted-average remaining lease term (years)	3.6	3.7
Weighted-average discount rate	6.8%	6.5%

Future minimum lease payments under non-cancellable leases as of March 31, 2026, were as follows:

Amount
Remainder of 2026	$379
2027	413
2028	306
2029	235
2030	142
Thereafter	—
Total undiscounted lease payments	1,475
Less: Imputed interest	(163)
Operating lease liabilities	$1,312

9.	Commitments and Contingencies

Litigation and Claims

From time to time, the Company may be involved in legal proceedings in the normal course of business. The Company assesses the need to record a liability for litigation and contingencies. Reserve estimates are recorded when and if it is determined that a loss-related matter is both probable and reasonably estimable.

Litigation Settlement and Revenue Impact

The Company was party to litigation associated with a prior commercial arrangement. In January 2026, the Company resolved the matter by entering into a supply agreement with the customer. Under the terms of the agreement, the customer may purchase specified radioisotopes at a per-unit contractual discount until aggregate discounts total $2.8 million (the “Settlement Credit”). The credit is nonrefundable and does not require the customer to make minimum purchase commitments.

The Company concluded that the Settlement Credit represents consideration payable to a customer within the scope of ASC 606, Revenue from Contracts with Customers. Accordingly, the Settlement Credit will be recognized as a reduction of transaction price and recorded as a reduction of revenue as the customer exercises its right to purchase product at the discounted price. Revenue will continue to be recognized upon transfer of control of the product to the customer.

Purchase Commitments

As of March 31, 2026, the Company did not have any significant noncancelable purchase commitments.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

10.	Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock as of March 31, 2026 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	105,481,484	98,058,282	161,904	137,282
		157,039,424	149,616,222	$197,867	$173,245

Redeemable convertible preferred stock as of December 31, 2025 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	105,481,484	93,624,871	155,236	131,075
		157,039,424	145,182,811	$191,199	$167,038

During the three months ended March 31, 2026, all remaining outstanding SAFEs converted into 4,433,411 shares of Series F redeemable convertible preferred stock at a conversion price of $1.40 per share. Because the redemption events are not solely within the control of the Company, the redeemable convertible preferred stock continues to be presented outside of permanent equity as mezzanine equity on the condensed consolidated balance sheets.

11.	Stockholders’ Deficit

Common Stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior right of holders of all series of stock outstanding. Through March 31, 2026, no dividends have been declared or paid.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

As of March 31, 2026 and December 31, 2025, the Company had reserved common stock for future issuance as follows:

	March 31, 2026	December 31, 2025
Conversion of Series F redeemable convertible preferred stock	98,058,282	93,624,871
Conversion of common stock warrants	9,706,064	10,176,273
Outstanding options under the 2010 Plan	638,957	1,092,810
Outstanding options under the 2016 Plan	12,864,633	13,069,838
Options reserved for future issuance under the 2016 Plan	578,931	559,611
Other ⁽¹⁾	51,667,940	51,667,940
Total	173,514,807	170,191,343

(1)	Includes shares reserved for conversion of Series A (12,285,713), Series B (7,500,000), Series C (5,000,000), Series D (4,100,799), and Series E (22,671,428) redeemable convertible preferred stock and conversion of preferred stock warrants (110,000). There were no changes in these reserved shares during the three months ended March 31, 2026.

12.	Stock Option Plan

Equity Incentive Plan

In 2010, the Company adopted the 2010 Equity Compensation Plan (the ”2010 Plan”). There have been no issuances under the 2010 Plan since the adoption of the 2016 Equity Incentive Plan (the “2016 Plan”). The 2010 Plan expired in 2025, and all options available for issuance under the 2010 Plan upon expiration were moved to the 2016 Plan. Accordingly, no shares are available for future issuance under the 2010 Plan as of March 31, 2026.

In 2016, the Company’s Board of Directors adopted the 2016 Plan under which incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”) may be granted to employees, directors, and consultants. Under the 2016 Plan, ISOs can only be granted to employees and NSOs can be granted to employees, directors, and key advisors. The Board of Directors determines the terms and conditions of the awards, including the number of awards to be granted and vesting criteria at the time of grant. The term of each option shall be stated in the option agreement; however, the term shall be no more than ten years from the date of the grant thereof. Stock options must be granted with an exercise price no less than the stock’s fair market value at the date of grant.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Stock option

Stock option activity during the three months ended March 31, 2026 was as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Balance as of December 31, 2025	14,162,648	$0.31	6.41	$2,541
Options granted	135,000	1.09
Options exercised	(639,738)	0.16		598
Options cancelled	(154,320)	0.32
Balance as of March 31, 2026	13,503,590	$0.33	6.33	$10,322
Vested and expected to vest at March 31, 2026	13,503,590	$0.33	6.33	$10,322
Exercisable at March 31, 2026	9,433,058	$0.27	5.25	$7,765

The options granted during the three months ended March 31, 2026 and 2025 had a weighted-average grant-date fair value per share of $0.76 and $0.30, respectively. The total fair value of options vested was $207 and $176 during the three months ended March 31, 2026 and 2025, respectively.

Fair Value Inputs

The fair value of stock options granted was estimated using the following weighted-average assumptions:

	Three months ended March 31,
	2026	2025
Expected term (in years)	6.1	5.7
Expected volatility	64.9%	65.4%
Risk-free rate	3.9%	4.1%
Dividend yield	—	—

Stock-Based Compensation

The Company’s total stock-based compensation was as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$18	$3
Research and development	11	11
Selling, general and administrative	96	169
Total stock-based compensation	$125	$183

As of March 31, 2026 the unrecognized stock-based compensation related to outstanding unvested options was $1.1 million and is expected to be recognized over a weighted average period of 2.6 years.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

13.	Common Stock Warrants

The following table summarizes common stock warrant activity for the three months ended March 31, 2026:

	Number of warrants	Weighted Average Exercise Price
Outstanding at December 31, 2025	10,176,273	$1.08
Issued	2,168,829	0.01
Exercised	(2,639,038)	0.01
Outstanding at March 31, 2026	9,706,064	$1.13

During the three months ended March 31, 2026, the Company issued an aggregate 2,168,829 common stock warrants, consisting of 1,748,829 common stock warrants issued in connection with SAFEs, as described in Note 7 SAFE Liability, and 420,000 common stock warrants issued in connection with promissory notes, as described in Note 5 Short-Term Debt. These warrants have an exercise price of $0.01 per share and a contractual term of ten years.

The fair value of common stock warrants issued was estimated using the following assumptions:

Three months ended March 31, 2026
Expected term (in years)	10
Expected volatility	56.6% - 57.9%
Risk-free rate	4.0% - 4.3%
Dividend yield	0%

14.	Income Taxes

For the three months ended March 31, 2026 and 2025, the Company recorded no income tax expense or benefit. The Company incurred pre-tax losses for the three months ended March 31, 2026 and 2025 and continues to maintain a full valuation allowance against its deferred tax assets due to its cumulative loss position and projected future losses. Accordingly, the Company’s effective tax rate was 0.0% for each of the three months ended March 31, 2026 and 2025. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21.0% primarily due to the valuation allowance recorded against the Company’s net deferred tax assets.

15.	Net Loss Attributable to Common Stockholders

Basic net loss per share attributable to the Company’s common stockholders is computed by dividing the net loss attributable to the Company’s common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per share for all years presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss position in each period presented.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The following table presents the calculation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2026	2025
Net loss attributable to common stockholders	$(6,941)	$(2,391)
Weighted-average shares outstanding, basic and diluted	29,292,167	25,157,539
Net loss per share, basic and diluted	$(0.24)	$(0.10)

The following outstanding potential shares of common stock were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	March 31, 2026	March 31, 2025
Redeemable convertible preferred stock	149,616,222	100,608,468
Outstanding stock options	13,503,590	15,667,899
Preferred stock warrants	110,000	220,000
Common stock warrants	7,277,404	7,277,404
Convertible notes	—	7,540,509
SAFE liability	—	24,606,557
Total	170,507,216	155,920,837

16.	Related Party Transactions

Operating Lease

The Company leases a building for R&D and production use from one of the Company’s investors. The terms of the lease were negotiated on an arm's-length basis. The lease commenced in February 2021 and expires in January 2031. The lease requires monthly base rent of $6 and is accounted for as an operating lease. Operating lease cost related to this lease was $18 for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and December 31, 2025, the Company’s operating lease right-of-use assets are $316 and $330 respectively, and total operating lease liabilities of $310 and $324 respectively. Of the total lease liabilities, $56 were classified as current liabilities as of March 31, 2026 and December 31, 2025, with the remaining $254 and $268 classified as long-term liabilities, respectively.

2023 Term Loan

The Company has an outstanding term loan balance with an existing investor who is a related party. For additional information regarding the 2023 Term Loan and related accounting, see Note 5 Short-Term Debt.

Related Party Advances and promissory notes

In January 2026, the Company received unsecured, non-interest-bearing, payable-on-demand advances of $330 from a board member and $30 from an executive officer to support the Company's liquidity needs. In February 2026, the $30 advance from the executive officer was repaid. In March 2026, the $330 advance from the board member was converted into an unsecured promissory note. During the three months ended March 31, 2026, the Company also issued two additional promissory notes to the same board member. As of March 31, 2026 and December 31, 2025, no related party advances were outstanding. See Note 5 — Short-Term Debt for the terms of all promissory notes issued to the Board member.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

17.	Subsequent Events

The Company has evaluated subsequent events through May 20, 2026, the date the condensed consolidated financial statements were issued.

Reverse Merger and Related Transactions

As discussed in Note 1, Description of Business, On April 9, 2026, the Company completed its merger with JDEV Acquisition Corp. ("JDEV") pursuant to the Agreement and Plan of Merger. The Company survived as a wholly owned subsidiary of JDEV, which was subsequently renamed Ionetix Corporation (the “combined company”). The merger was treated as a reverse recapitalization, with the Company determined to be the accounting acquirer. At the effective time of the merger, each outstanding share of the Company's common stock and preferred stock was converted into shares of the combined company’s common stock at a conversion ratio of 0.5014. All outstanding options and warrants of the Company were assumed by JDEV and converted into options and warrants to purchase shares of the combined company’s common stock, with the number of underlying shares and exercise prices adjusted based on the conversion ratio.

Contemporaneously with the closing of the merger, the combined company sold 10,777,268 shares of common stock in a private placement at a purchase price of $3.00 per share, generating aggregate gross proceeds of $32.3 million. The combined company also issued warrants to purchase an aggregate of 862,183 shares of combined company common stock at an exercise price of $3.00 per share to the placement agent of the transaction with an aggregate grant date fair value of approximately $1.5 million.

In connection with the closing of the merger, the make-whole derivative liability was remeasured to fair value immediately prior to closing, with the related fair value adjustment being not material. Upon closing, the make-whole derivative liability was derecognized in its entirety, resulting in a gain or loss that was not material.

In connection with the closing of the merger, all outstanding short-term debt was also repaid. See Note 5 — Short-Term Debt for additional information.

Settlement of Contingent Equity Arrangement

As further described in Note 7, SAFE Liability, the Company was party to a contingent equity arrangement associated with a SAFE issued in 2023. On April 9, 2026, the Company settled the arrangement in full by terminating all prior warrants and contingent rights and issuing a new ten-year warrant to purchase 6,443,076 shares of the Company's common stock at an exercise price of $0.01 per share. The new warrant is classified within stockholders' equity. The Company determined the fair value of the new warrant at issuance to be approximately $10.0 million, which was recognized as expense with a corresponding increase to additional paid-in capital. Upon the closing of the Merger, the new warrant was exchanged for a warrant to purchase shares of the combined company’s common stock pursuant to the terms of the Merger Agreement.

Termination agreement with an Investor

In April 2026, the Company entered into a termination agreement with an investor pursuant to which the make-whole right and certain other investor rights and related agreements were terminated in their entirety. In connection with the termination, the combined company issued 277,696 shares of common stock to the investor as consideration.

The make-whole derivative liability was remeasured to fair value immediately prior to the termination date, and the related fair value adjustment was immaterial. Upon execution of the termination agreement, the make-whole derivative liability was derecognized, and the 277,696 shares issued were measured at fair value of $833 as of the termination date, based on the $3.00 per share price of the contemporaneous private placement of the combined company’s common stock. The difference between the carrying amount of the make-whole derivative liability and the fair value of the shares issued was recognized in the condensed consolidated statements of operations.